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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): June 27, 2000
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                                 Expedia, Inc.
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              (Exact Name of Registrant as Specified in Charter)


                                  Washington
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                (State or Other Jurisdiction of Incorporation)


                                   000-27429
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                           (Commission File Number)


                                  91-1996083
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                       (IRS Employer Identification No.)

                       13810 SE Eastgate Way, Suite 400
                              Bellevue, WA 98005
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                   (Address of Principal Executive Offices)
                                  (Zip Code)

      Registrant's telephone number, including area code: (425) 564-7200
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                                      N/A
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         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.        Other Events.

     On June 25, 2000, Expedia entered into two separate agreements to sell its common stock. In the first agreement, Expedia issued 3,071,293 shares of its common stock and warrants to purchase an additional 602,259 shares of its common stock to TCV IV, L.P. and TCV IV Strategic Partners, L.P. in exchange for approximately $50.0 million in cash. In the second agreement, Expedia issued 602,258 shares of its common stock and warrants to purchase an additional 120,452 shares of its common stock to Microsoft Corporation in exchange for approximately $10.0 million in cash. The sale of shares to TCV IV, L.P. and TCV IV Strategic Partners, L.P.closed on August 25, 2000. The sale of shares to Microsoft closed August 28, 2000.

     The above-reference agreements, as well as the press release announcing the transactions, are attached as exhibits to this report.


Item 7. Exhibits. The following items are attached as exhibits hereto:

Exhibit 99.1 Press release of Expedia dated June 27, 2000.

Exhibit 99.2 Common Stock Purchase Agreement between Expedia, Inc., TCV IV, L.P.
             and TCV IV Strategic Partners, L.P., dated June 25, 2000

Exhibit 99.3 Common Stock Purchase Agreement between Expedia, Inc. and Microsoft
             Corporation, dated June 25, 2000

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         EXPEDIA, INC.


                         /s/ Gregory S. Stanger
                         -----------------------------
                         Name: Gregory S. Stanger
                         Title: Vice President and Chief Financial Officer


Dated: September 15, 2000